[Draft--7/20/98]





                           COLLATERAL PLEDGE AND SECURITY AGREEMENT, dated as of
                                    , 1998, among NorthEast Optic Network, Inc.,
                           a Delaware corporation ("NEON" and the "Pledgor"), and U.S. Bank Trust National Association, as trustee (the "Trustee"), for the holders of the Notes (as defined herein) (the "Pledge Agreement" or the "Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Indenture (as defined herein).


                              W I T N E S S E T H :


         WHEREAS the Pledgor and the Trustee have entered into that certain
Indenture dated as of                 , 1998 (as amended, restated, supplemented
or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing $165,000,000 in aggregate principal amount of its % Senior Notes due 2008 (the "Notes");

         WHEREAS the Pledgor has agreed, pursuant to the Indenture to (i) purchase a portfolio of U.S. Government Obligations, (the "Pledged Securities") with scheduled principal and interest payments on such Pledged Securities that will result in the receipt of cash in an amount and at a time sufficient, upon receipt of the scheduled interest and principal payments in respect of the Pledged Securities, based upon the certificate furnished to the Representatives and the Trustee of an internationally recognized firm of independent certified public accountants selected by the Pledgor, to provide for payment in full of the seven regularly scheduled interest payments due on the Notes from
             , 1999 through              , 2002 (the "Secured Payments") and
(ii) place the Pledged Securities in the Pledge Account (as defined herein) held by the Trustee for the benefit of the holders of the Notes;

         WHEREAS the Pledgor is to be the sole legal and beneficial owner of the Pledged Securities; and

         WHEREAS, to secure the payment and performance by the Pledgor of its respective obligations under the Indenture and the Notes (collectively, the "Obligations"), the Pledgor has agreed to pledge to the Trustee for the ratable benefit of the holders of the Notes a security interest in the Pledged Securities and the Pledge Account and execute and deliver this Pledge Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for the ratable benefit of the holders of the Notes, and grants to the Trustee for the ratable benefit of the holders of the Notes, a continuing first priority security interest in and to (i) all of the Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (ii) all certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account and (iii) all products and proceeds of any of the Pledged Securities, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities (collectively, the "Collateral").

         2. Security for Obligations. This Pledge Agreement and the Collateral secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations.

         3. Delivery of Collateral; Pledge Account; Interest. (a) All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer and delivery, or shall be accompanied by instruments of transfer or assignment duly executed in blank all in form satisfactory to the Trustee, or shall be delivered to the Trustee through the book-entry facilities of the applicable depositary.

            (b) Concurrently with the execution and delivery of this Pledge Agreement, the Trustee shall establish an account entitled the "NEON PLEDGE ACCOUNT" for the deposit of the Pledged Securities (the "Pledge Account") at its
offices at                           . Subject to the other terms and conditions
of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the ratable benefit of the holders of the Notes. The Pledged Securities shall be registered in the name of the Trustee or its nominee, as Trustee for the benefit of the holders of the Notes, and the proceeds of any such Pledged Securities shall remain on deposit in the Pledge Account until withdrawn in accordance with this Agreement. If and to the extent the Pledged Securities comprise certificated securities (as defined in Section 8-102 of the Uniform Commercial Code in the State of New York), such Pledged Securities shall be registered in the name of the Trustee or its nominee, as Trustee for the benefit of the holders of the Notes, and possession thereof shall be maintained by the Trustee within the State of New York.

            (c) All interest earned on or other distributions or amounts paid with respect to any Collateral shall be retained in the Pledge Account and may be reinvested by and at the direction of the Pledgor in other Pledged Securities; provided that the Pledgor may only so reinvest such interest, distributions or amounts if, based on the report of an internationally recognized firm of independent public accountants selected by the Pledgor and addressed to the Trustee, scheduled principal and interest payments on the Pledged Securities retained in the Pledge Account will result in receipt of United States dollars in an amount and at a time sufficient to provide for payment in full when due of each of the Secured Payments (or, in the event any such Secured Payments have been made, the remaining unpaid Secured Payments).

         4. Disbursements. (a) Not less than three Business Days prior to the date of any of the Secured Payments, the Pledgor may direct the Trustee in writing to transfer from the Pledge Account to the Trustee in its capacity as Paying Agent (or, if applicable, any successor Paying Agent), United States dollars in immediately available funds necessary to provide for payment in full of or any portion of the next regularly scheduled interest payment on the Notes. Upon receipt of such written request, the Trustee shall take such action as is necessary to provide for the timely payment of such amount of United States dollars in immediately available funds directly to the Trustee as Paying Agent (or, if applicable, any successor Paying Agent) from proceeds of the Pledged Securities held in the Pledge Account.

            (b) If the Pledgor elects to pay any of the Secured Payments (or any portion thereof) from a source of funds other than the Pledge Account (the "Pledgor's Funds"), then the Pledgor may on at least two Business Days' prior written notice, after payment of such Secured Payment or portion thereof (evidenced by an Officers' Certificate delivered to the Trustee stating that such regularly scheduled interest payment or portion thereof has been made in accordance with the terms of the Indenture), direct the Trustee in writing to release to the Pledgor or as it may direct an amount of funds or Pledged Securities, at the

Pledgor's sole option, from the Pledge Account less than or equal to the amount of Pledgor's Funds so expended, without accounting for any Pledgor's Funds so expended in payment of Defaulted Interest. Upon receipt of such written direction from the Pledgor, together with the certificate described in the preceding sentence, the Trustee shall take such action as is necessary to provide for the prompt payment to the Pledgor of the amount of funds or Pledged Securities requested from the Pledge Account.

             (c) If at any time the scheduled payments of principal of and interest on the Pledged Securities exceeds 100% of the amount in cash sufficient, based on the report of an internationally recognized firm of independent certified public accountants selected by the Pledgor and addressed to the Trustee, to provide for timely payment in full of the Secured Payments (or, in the event any Secured Payments have been made, an amount in cash sufficient to provide for timely payment in full of the remaining unpaid Secured Payments), the Pledgor may direct the Trustee in writing to release to the Pledgor or as it directs an amount of funds or Pledged Securities, at the Pledgor's sole option, less than or equal to such excess. Upon receipt of such written direction from the Pledgor, together with such report of such internationally recognized firm of independent certified public accountants, the Trustee shall take such action as is necessary to provide for the prompt payment to the Pledgor of the amount of funds or Pledged Securities requested from the Pledge Account.

             (d) Upon payment in full of the Secured Payments, evidenced by an Officers' Certificate delivered to the Trustee stating that such regularly scheduled interest payments have been made in full in accordance with the Indenture, the security interest in the Collateral evidenced by this Pledge Agreement shall terminate and be of no further force and effect. Furthermore, upon release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, the security interest evidenced by this Pledge Agreement in the Collateral so released shall terminate and be of no further force and effect.

         5. Representations and Warranties. The Pledgor hereby represents and warrants that:

                  (a) the execution, delivery and performance by the Pledgor of this Pledge Agreement has been duly authorized by the Pledgor and does not contravene or constitute a default under any provision of applicable law, regulation, the certificate of incorporation or the by-laws, as the case may be, of the Pledgor, or of any judgment, injunction, order, decree or any material agreement or instrument binding upon the Pledgor, and does not result in the creation or imposition of any Lien on any asset of the Pledgor, except for the security interests granted under this Pledge Agreement;

                  (b) no financing statement covering the Pledged Securities is on file in any public office, other than financing statements filed pursuant to this Pledge Agreement;

                  (c) upon the delivery to the Trustee of the certificates, if any, representing the Pledged Securities, any filing of financing statements required by the Uniform Commercial Code (the "UCC") and notation on the records of the Trustee that it holds the Pledged Securities as pledgee, the pledge of the Collateral pursuant to this Pledge Agreement will constitute a valid and perfected first priority security interest in and to the Collateral, securing the payment and performance of the Obligations for the ratable benefit of the holders of the Notes, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor;

                  (d) no consent of any other person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body in the United States, Canada or otherwise, including, without limitation, any taxing authority, is required to be obtained or made by the Pledgor as of the date hereof either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor (except for any filings and notations necessary to perfect the security interest created hereby in the Collateral) or (ii) for the exercise by the Trustee of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement; and

                  (e) the pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or government regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency in the United States, Canada or otherwise (including, without limitation, any taxing authority or Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

         6. Further Assurances. The Pledgor agrees to promptly take such actions and to execute and deliver or cause to be executed and delivered, or use its best efforts to procure, such stock or bond powers, proxies, assignments, instruments and such other or different writings as the Trustee may reasonably request, all in form and substance satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the opinion of the Trustee, desirable, to perfect, continue the perfection of, confirm and assure the first priority of the Trustee's security interest in the Collateral, to protect the Collateral against the rights, claims or interests of third persons, or to otherwise effect the purposes of this Pledge Agreement. Notwithstanding the foregoing, the Trustee shall have no duty or obligation to ensure the maintenance or perfection of any security interest hereunder.

         7. Covenants. The Pledgor covenants and agrees with the Trustee and the holders of the Notes from and after the date of this Pledge Agreement until the earlier of payment in full of cash of (A) each of the Secured Payments under the terms of the Indenture or (B) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become due and payable prior to the payment in full of any of the Secured Payments as follows:

             (a) The Pledgor agrees that it (i) will not sell or otherwise dispose of, or grant any option or other interest with respect to, any of the Collateral, (ii) will not create or permit to exist any Lien upon or with respect to any of the Collateral, except for the Liens created pursuant to this Pledge Agreement and (iii) will at all times be the sole beneficial owner of the Collateral.

             (b) The Pledgor agrees that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral, or (ii) with regard to the Collateral, fail to pay or discharge any tax, assessment or levy of any nature due with respect thereto later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment.

         8. Power of Attorney. (a) The Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

                  (i) collection of proceeds of any Collateral;

                  (ii) conveyance of any item of Collateral to any purchaser thereof as specified herein;

                  (iii) giving of any notices or recording of any Liens pursuant to Section 6 hereof;

                  (iv) making any payments or taking any acts pursuant to
         Section 9 hereof; and

                  (v) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole and reasonable discretion, and any such payments made by the Trustee shall become Obligations of the Pledgor to the Trustee, due and payable immediately upon demand.

             (b) The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, to the extent permitted by applicable law, sign the Pledgor's name on all financing statements or any other documents deemed necessary or appropriate by the Trustee to preserve, process or perfect the security interest in the Collateral, and to file the same, and to prepare, sign the Pledgor's name and file any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and shall be irrevocable by the Pledgor.

         9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein, the Trustee may, but shall not be obligated to, itself perform or cause performance of such agreement, and the reasonable expenses incurred by or on behalf of the Trustee in connection therewith shall be payable by the Pledgor under Section 13 hereof.

         10. No Assumption of Duties; Reasonable Cure. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the security interest of the holders of Notes in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Trustee in connection therewith other than those imposed under applicable law.

         11. Indemnity. The Pledgor shall indemnify, defend and hold harmless the Trustee and its directors, officers, agents and employees from and against all claims, actions, obligations, losses, liabilities and expenses, including costs, fees and disbursements of counsel, the costs of investigations, and claims for damages, arising from the Trustee's performance under this Pledge Agreement, except insofar as the same may have been caused by such indemnified person's own negligent action, its own negligent failure to act or its own willful misconduct. The obligations of the Pledgor under this Section 11 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         12. Remedies upon Event of Default. If an Event of Default shall have occurred:

             (a) The Trustee shall have and may exercise with reference to the Collateral any or all of the rights and remedies of a secured party under the UCC in effect in the State of New York, and as otherwise granted herein or under any other applicable law or under any other agreement now or hereafter in effect executed by the Pledgor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of, or otherwise utilize the Collateral and any part or parts thereof, in any manner authorized or permitted under said UCC after default by a debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and expenses thereby incurred by the Trustee and toward payment of the Obligations in such order or manner as the Trustee may elect. Specifically, and without limiting the foregoing, the Trustee shall have the right to take possession of all or any part of the Collateral or any security therefor and of all books, records, papers and documents of the Pledgor or in the Pledgor's possession or control relating to the Collateral that are not already in the Trustee's possession, and for such purposes may enter upon any premises upon which any of the Collateral or any security therefor or any of said books, records, papers and documents are situated and remove the same therefrom without any liability for trespass or damages thereby occasioned. To the extent permitted by law, the Pledgor expressly waives any notice of sale or other disposition of the Collateral and all other rights or remedies of the Pledgor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of the Trustee existing after Default or Event of Default hereunder. To the extent any such notice is required and cannot be waived, the Pledgor agrees that if such notice is given in the manner provided in Section 17 hereof at least three days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale. The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to effect the intention of this Section 12.

             (b) All rights to marshalling of assets of the Pledgor, including any such right with respect to the Collateral, are hereby waived by the Pledgor. The Pledgor shall not contest or support any other person in contesting the validity or priority of the security interests created under this Pledge Agreement.

             (c) Any money collected by the Trustee pursuant to this Section 12 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  (i) FIRST: to the payment of the amounts then due and unpaid for interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for interest; and

                  (ii) SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any) on the Notes, ratably without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any); and

                  (iii) THIRD: to the payment of all amounts due the Trustee under Sections 11 and 13 of the Pledge Agreement; and

                  (iv) FOURTH:  to the Pledgor.

         The Trustee may fix a record date and payment date for any payment to holders of the Notes pursuant to this Section 12. At least 15 calendar days before such record date, the Trustee at the expense of the Pledgor shall send to each holder of a Note by first class mail, postage prepaid, a notice prepared by the Pledgor that states such record date, the payment date and amount to be paid.

         13. Fees and Expenses. The Pledgor shall, upon demand, pay to the Trustee the amount of its fees (which shall be in an amount previously agreed to by the Pledgor and the Trustee) and any and all reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee) that the Trustee may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Trustee and the holders of the Notes hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof. The obligations of the Pledgor under this Section 13 shall survive the resignation or removal of the Trustee and the termination of this Agreement.

         14. Security Interest Absolute. All rights of the Trustee and the holders of the Notes, and the security interests created hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

                  (c) any exchange, surrender, release or
         nonperfection of any Liens on any other collateral for all or any of the Obligations; or

                  (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

         15. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge

Agreement, remain in full force and effect until the earlier of payment in full in cash of (i) each of the Secured Payments to the holders thereof under the terms of the Indenture or (ii) all Obligations due and owing under the Indenture and the Notes in the event such Obligations become payable prior to the payment of any of the Secured Payments. This Pledge Agreement shall be binding upon the Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and the holders of the Notes and their respective successors, transferees and assigns.

             (b) This Pledge Agreement shall terminate upon the earlier of (i) payment in full in cash of each of the Secured Payments to the holders thereof under the terms of the Indenture or (ii) the date on which all Obligations due and owing under the Indenture and the Notes have been paid in full in the event such Obligations become payable prior to the payment of any of the Secured Payments. At such time, the Trustee shall, at the written request of the Pledgor, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty (either express or implied) by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of the Pledgor.

         16. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. None of the Trustee or any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own negligent action, negligent failure to act or willful misconduct; provided that (i) each such person shall not be liable for any error of judgment made in good faith by it unless it is proved that such person was negligent in ascertaining the pertinent facts and (ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction or request received by it pursuant to Section 6.05 of the Indenture or Section 16(d) hereof. The Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons.

             (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or nonexercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

             (c) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read in this Agreement against the Trustee. The Trustee shall not be deemed to have knowledge of a Default or an Event of Default under the Indenture unless informed in writing by the Pledgor or the holder of any Note or unless a Trust Officer shall have actual knowledge thereof.

             (d) The Trustee shall not be required to exercise any remedies hereunder unless requested in writing to do so by the holders of not less than a majority in principal amount of the outstanding Notes and only if furnished with indemnity satisfactory to the Trustee. The Trustee may consult with counsel and shall not be liable for any action taken in good faith in reliance upon advice of counsel except for its bad faith, its own negligent action, its own negligent failure to act or its own wilful misconduct. The Trustee makes no representation or warranty and shall have no responsibility concerning the value or validity of the Collateral or the validity or perfection of the pledge thereof.

             (e) Any resignation or removal of the Trustee under the Indenture shall result in the simultaneous resignation or removal, as the case may be, of the Trustee hereunder and any appointment of a successor Trustee under the Indenture shall result in the simultaneous appointment of the same successor Trustee hereunder.

             (f) The Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a reasonable person accords its own property, it being understood that neither the Trustee nor the holders of the Notes shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any such Person has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

             (g) Notwithstanding anything herein to the contrary, the exculpations, immunities and protections available to the Trustee under the Indenture shall be available to the Trustee hereunder.

         17. Notices. Any communication, notice or demand to be given hereunder shall be in writing and delivered in person or mailed by first class mail,
postage prepaid, addressed as follows: If to the Trustee:                      ;
if to the Company:                                         . Notice may also be
given in such other form and manner or to such other address as shall be designated by any party hereto to each other party hereto in a written notice delivered in accordance with the terms of the Indenture.

         18. No Waiver; Cumulative Rights. No failure on the part of the Trustee to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Trustee of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Trustee or allowed it by law or other agreement shall be cumulative and not exclusive the one of any other, and may be exercised by the Trustee from time to time.

         19. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, whether express or implied, shall give to any Person other than the parties hereto and their successors hereunder, and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

         20. Applicable Law. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         21. Calculation of Interest. For purposes of this Agreement, all calculations of the Secured Payments shall be calculated on the basis of a 360-day year of 12 30-day months, with interest accruing on the Notes at the
rate of   % per annum and being payable semiannually in arrears on             ,
and                     of each year, and interest on overdue installments of
interest, to the extent lawful, accruing at the rate of % per annum. References to payments "in full" in this Pledge Agreement shall include, to the extent lawful, payments of accrued overdue interest.

         22. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         23. Settlement. Amounts, if any, held in the Pledge Account pending settlement of purchase of the Pledged Securities shall constitute Collateral hereunder, shall be held by the Trustee for the benefit of the holders of the Notes and a portion thereof equal to the aggregate price paid for such Pledged Securities shall be released by the Trustee (without further direction or instruction required from any other party hereto) against delivery of such Pledged Securities, and any excess funds remaining in the Pledge Account after giving effect to such settlement shall be promptly forwarded to the Pledgor at the following account:

         Bank:
         ABA No.:
         Account Name:

         24. Trust Indenture Act. From and after qualification of the Indenture under the Trust Indenture Act, the Pledgor shall provide the annual opinion required by Section 314(b) of the Trust Indenture Act and shall comply with
Section 314(d) thereof, to the extent applicable, in connection with any release or substitution of Collateral hereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed all as of the day and year first above written.



                                                  NORTHEAST OPTIC NETWORKS, INC.

                                                  by
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  U.S. BANK TRUST NATIONAL
                                                  ASSOCIATION, as Trustee,

                                                  by
                                                      --------------------------
                                                      Name:
                                                      Title: